UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2008 (October 23, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	76-0207995
(State of Incorporation)	(I.R.S. Employer Identification No.)

1-9397
(Commission File No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code:  (713) 439-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 23, 2008, Baker Hughes Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc., relating to the public offering of $500 million in aggregate principal amount of its 6.50% Senior Notes due 2013 and $750 million in aggregate principal amount of its 7.50% Senior Notes due 2018 (the “Notes”).  The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-145888), which became effective with the Securities and Exchange Commission on October 3, 2007.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Relationships
     The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
Item 8.01. Other Events.
     On October 23, 2008, the Company issued a news release announcing the pricing of the Notes. A copy of the news release is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibit 1.1 – Underwriting Agreement, dated October 23, 2008, among Baker Hughes Incorporated and Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and the underwriters parties thereto.

Exhibit 99.1 – News Release dated October 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Date: October 24, 2008	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated October 23, 2008, among Baker Hughes Incorporated and Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and the underwriters parties thereto.

Exhibit 99.1	News Release dated October 23, 2008.

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